Exhibit 99.1

PRESS CONTACT:	INVESTOR RELATIONS CONTACT:
Rachel Loya	Stephen J. Russo
KRT Marketing for Westaff, Inc.	Westaff, Inc.
(P) 925.284.6255	(P) 925.930.5300
(E) rloya@krtmarketing.com	(E) srusso@westaff.com

Westaff Signs Forbearance Agreement

WALNUT CREEK, Calif., August 5, 2008 — Westaff, Inc. (NASDAQ: WSTF),  a leading provider of staffing services, announced today that it has entered into a Forbearance Agreement with U.S. Bank National Association and Wells Fargo Bank, National Association, effective July 31, 2008. This agreement relates to bank covenant defaults which occurred on April 19, 2008 under the Financing Agreement dated February 14, 2008. Under the terms of this Forbearance Agreement, the banks have agreed to forebear from exercising any remedies that they may have against the Company as a result of such events of default through August 26, 2008.

“We are actively working with our banks to develop a longer-term agreement and we are confident that we will be able to complete a long-term solution by the expiration of August 26, 2008. Additionally, we are continuing to streamline our costs, build our leadership team and focus on growth and improved financial performance,” commented Westaff CEO and Chairman Michael T. Willis.

“Westaff continues to focus on delivering quality, innovative services to our client companies and positive growth to our investors,” added Mr. Willis. “I am confident that under this agreement we have the working capital resources we need to deliver on our long- and short-term objectives.”

About Westaff
Westaff provides staffing services and employment opportunities for businesses in global markets. Westaff annually employs in excess of 125,000 people and services more than 20,000 client accounts from 204 offices located throughout the United States, Australia and New Zealand. For more information, please visit the company Web site at www.westaff.com.

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This press release contains forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements in this release are generally identified by words such as “expects,” “believes,” “will,” “should” and similar expressions that are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements contained herein include, but are not limited to, statements regarding (i)  Westaff’s expectations regarding the company’s growth prospects; (ii) Westaff’s expectations that the banks will enter into a longer-term agreement; (iii) Westaff’s expectation that it will be able to complete a long-term solution; (iv) that Westaff continues to streamline its costs, build its leadership team and focus on growth and improved financial performance; and  (v) Westaff’s belief that it has the working capital resources needed to deliver on its long and short-term objectives.  The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks and uncertainties cannot be controlled by the Company. These risks and uncertainties include, but are not limited to:  an intensely priced competitive market;  Westaff’s ability to continue to obtain a forbearance or that such forbearance would be on terms acceptable to Westaff; our significant working capital needs and our ability to borrow to meet those needs; our ability to borrow under our credit facilities and our compliance with their debt covenants; variability of the amount of collateral that we are required to maintain to support our workers’ compensation obligation; the sufficiency of our workers’ compensation claims reserve; variability of employee-related costs, including workers’ compensation liabilities; possible adverse effects of fluctuations in the general economy; our ability to collect on our accounts receivable; risks related to franchise agent operations; risks related to international operations and fluctuating exchange rates; reliance on executive management and key personnel; our ability to attract and retain the services of qualified temporary personnel; the ability of our customers to terminate our service agreement on short notice; variability of the cost of unemployment insurance for our temporary employees; any difficulty with our information technology system; government regulation; potential exposure to employment-related claims; the volatility of the Company’s stock price; increased regulatory compliance costs; and litigation and other claims.

Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K for the year ended November 3, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended April 19, 2008.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information. The Company undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.